SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2006

Colombia Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 600, Vancouver, British Columbia, Canada	V6C 2X8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 601-2040

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2006, we entered into a Stock Purchase Agreement with Investcol Limited ("Investol") and RNC (Colombia) Limited (the "Agreement"), whereby we will (i) acquire twenty-five percent (25%) of the issued and outstanding stock of RNC (Colombia) Limited, a Belize corporation ("RNC") and (ii) hold an option to acquire the remaining seventy five percent (75%) of RNC's issued and outstanding stock over a period of time. RNC is a wholly-owned subsidiary of Investcol and owns 100% of the issued and outstanding stock of Compania Minera DeCaldas, S.A. ("Caldas"), a Colombia corporation that (i) owns certain mining rights, (ii) has options to acquire mining rights and (iii) has exclusive rights to evaluate certain property, all located in the Zona Alta portion of the Marmato project in Colombia.

Under the terms of the Agreement, we will acquire a 25% interest in RNC in consideration for the issuance of 1,000,000 shares of our common stock to Investcol and a $1,200,000 non-interest bearing demand loan to RNC, $700,000 of which has already been advanced. The remaining $500,000 is payable upon closing of the Agreement.

We will have the option to acquire an additional 25% interest in RNC, resulting in us owning 50% of RNC, in consideration for the issuance of 2,000,000 shares of our common stock to Investcol and a $4,000,000 non-interest bearing demand loan to RNC with $1,000,000 payable on or before March 15, 2006 and the remaining $3,000,000 payable in or before April 30, 2006. In the event we do not exercise this option, we have agreed to forgive the $1,200,000 non-interest bearing loan paid to RNC upon acquisition of our initial 25% interest in RNC.

We will have the option to acquire an additional 25% interest in RNC, resulting in us owning 75% of RNC, in consideration for the issuance of 4,000,000 shares of our common stock to Investcol and a $15,000,000 non-interest bearing demand loan to RNC on or before October 30, 2006

We will have the option to acquire the remaining 25% interest in RNC until May 1, 2009, resulting in us owning 100% of RNC, in consideration for a purchase price equal to 25% of the value of Caldas as determined by a bankable feasibility study. The purchase price is payable in either cash or shares of our common stock.

Closing of this transaction is subject to the completion of certain schedules to the Agreement to our satisfaction and compliance with certain closing conditions. The Agreement is included as an exhibit to this current report.

The closing of this Agreement is anticipated to occur no later than January 31, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

2.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ Daniel Hunter
Daniel Hunter
Chief Executive Officer & Director
Date: January 13, 2006